SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2004

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

There are no exhibits

AVALON HOLDINGS CORPORATION

Cross Reference Sheet showing location in Current Report of Information Required Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

	Current Report Item	Caption in Current Report

Item 1.	Changes in Control of Registrant	Not Applicable

Item 2.	Acquisition or Disposition of Assets	Not Applicable

Item 3.	Bankruptcy or Receivership	Not Applicable

Item 4.	Changes in Registrant’s Certifying Accountant	Not Applicable

Item 5.	Other Events	Sale of AWS Remediation, Inc. fixed assets

Item 6.	Resignations of Registrant’s Directors	Not Applicable

Item 7.	Financial Statements and Exhibits	Not Applicable

Item 8.	Change in Fiscal Year	Not Applicable

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ITEM 5,	Other Events

As previously disclosed, Avalon Holdings Corporation’s (Avalon) management determined that it was in Avalon’s best interest to sell or discontinue the operation of its environmental remediation business. On January 30, 2004, AWS Remediation, Inc., a wholly owned subsidiary of Avalon, discontinued its operations and sold all of its fixed assets. Proceeds from the sale were approximately $.2 million which approximated the fair value of the assets that were sold. As part of the transaction, the purchaser assumed all of AWS Remediation, Inc.’s obligations relating to the ongoing projects. AWS Remediation, Inc. retained all of its other liabilities and assets, including cash and accounts receivable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVALON HOLDINGS CORPORATION (Registrant)

By:	/s/ Timothy C. Coxson

Timothy C. Coxson Chief Financial Officer and Treasurer

DATED: January 30, 2004

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